[Letterheard of Cahill Gordon & Reindel]


                            December 6, 1996






                                                        (212) 701-3000


First Industrial Realty Trust, Inc.
150 N. Wacker Drive, Suite 150
Chicago, Illinois  60606

Ladies and Gentlemen:

          This opinion is being rendered in connection with the registration statement on Form S-3 (the "Registration Statement") filed by First Industrial Realty Trust, Inc., a Maryland corpora-tion (the "Company"), with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").

          In connection therewith, we have examined and considered originals or copies certified or otherwise identified to our sat-isfaction, of the Company's Articles of Incorporation and Bylaws, each as amended to date, resolutions of its board of directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock covered by the Registration Statement as we have deemed appropriate for pur-poses of rendering this opinion.
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                                        -2-



            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents sub-mitted to us as copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

            Based upon the foregoing examination, information sup-plied and assumptions, it is our opinion that, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (an "Authorizing Resolution") in exchange for units of limited partnership interest in First Industrial, L.P., the actual value of which units is set forth in the Authorizing Resolution, and when issued as described in the Registration Statement or a prospectus supplement to the prospectus contained in the Registration Statement which is consistent with such Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution, the Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

            We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any juris-diction other than the laws of the United States of America and the State of New York. With respect to matters of Maryland law, we have relied, without independent investigation, upon the opin-ion of McGuire, Woods, Battle & Boothe, L.L.P., a copy of which is attached hereto.

            We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of per-sons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                          Very truly yours,


                                   /s/ Cahill Gordon & Reindel

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           (Letterhead of McGuire, Woods, Battle & Boothe, L.L.P.)


                                                 December 5, 1996



First Industrial Realty Trust, Inc.
150 N. Wacker Drive, Suite 150
Chicago, Illinois  60606

Ladies and Gentlemen:

          This opinion is furnished as special Maryland counsel in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of First Industrial Realty Trust, Inc., a Maryland corporation (the "Company").

          In connection with rendering this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of the Articles of Amendment and Restatement of the Company, dated June 13, 1994, and Articles of Amendment of the Company, dated June 20, 1994, and May 31, 1996, respectively; the Amended and Restated Bylaws of the Company, as amended to date; resolutions of the Board of Directors of the Company; a registration statement on Form S-3 (the "Registration Statement"), and the prospectus contained therein (the "Prospectus"); a Certificate of Good Standing for the Company dated October 17, 1996, and issued by the State Department of Assessments and Taxation of Maryland; and such other certificates, receipts, records and documents relating to the Company and the issuance of the Common Stock covered by the Registration Statement as we considered necessary for the purposes of rendering this opinion. Capitalized terms used herein but not otherwise defined herein have the respective meanings accorded such terms in the Prospectus.


          In conducting our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

          We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdictions other than the State of Maryland.

          Based upon the foregoing, we are of the opinion that the Common Stock, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (an "Authorizing Resolution") in exchange for Units, the actual value of which is set forth in the Authorizing Resolution,

First Industrial Realty Trust, Inc.
December 5, 1996
Page 2



and when issued as described in the Registration Statement or a prospectus supplement to the Prospectus, consistent with such Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution, will be duly authorized, validly issued, fully paid and nonassessable shares of the Company's Common Stock.

          The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

          This opinion may be relied upon by Messrs. Cahill Gordon & Reindel with respect to that firm's opinion to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.


                              Very truly yours,



                              /s/ McGuire, Woods, Battle & Boothe, L.L.P.
                              -------------------------------------------
                              MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.